UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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JMP Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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600 Montgomery Street, Suite 1100
San Francisco, CA 94111

May 13, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of JMP Group Inc. (the “Company”), which will be held on Monday, June 3, 2013, at 11:00 a.m. Pacific time. The Annual Meeting will take place at our corporate headquarters at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111. At the Annual Meeting, we will:

1.	Elect nine (9) directors to serve until our subsequent annual meeting.

2.	Hold an advisory, nonbinding vote on executive compensation.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

4.	Conduct any other business that properly comes before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

All holders of record of common stock of JMP Group Inc. at the close of business on Tuesday, April 16, 2013 will be entitled to vote at our Annual Meeting.

Your vote is very important to us and your shares should be represented and voted, whether or not you plan to personally attend the Annual Meeting. To ensure that your vote is counted at the meeting, please mark, sign, date and return the enclosed proxy card in the envelope provided or vote via the Internet as promptly as possible. Stockholders attending the Annual Meeting may vote in person even if they have previously returned proxy cards or voted via the Internet. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a legal proxy from such broker, bank or other nominee.

Sincerely,

Joseph A. Jolson
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE PROMPTLY SUBMIT YOUR PROXY BY INTERNET OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on Monday, June 3, 2013: The Proxy Statement, the Form of Proxy Card, and the 2012 Annual Report to Stockholders are available at http://investor.jmpg.com/annual-proxy.cfm.

JMP Group Inc.
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Time & Date:	11:00 a.m. Pacific time on Monday, June 3, 2013

Location:	600 Montgomery Street, Suite 1100, San Francisco, CA 94111

Items of Business:	1.	Elect nine (9) directors to serve until our subsequent annual meeting.

2.	Hold an advisory, nonbinding vote on executive compensation.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

4.	Conduct any other business that properly comes before the meeting and any postponements or adjournments of the meeting.

Who Can Vote:	Stockholders at the close of business on Tuesday, April 16, 2013, the date which has been fixed by the Board of Directors of the Company as the record date.

How You Can Vote:
You may vote in one of three ways: (1) by ballot in person at the Annual Meeting; (2) your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope; or (3) via the Internet by visiting www.proxyvote.com and following the instructions for voting.

Who May Attend:
Only persons with evidence of stock ownership or who are guests of the Company may attend the Annual Meeting. Photo identification will be required (a driver’s license or passport is preferred). If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement confirming that you were the beneficial owner of those shares at the close of business on April 16, 2013. If you do not have proof that you own shares, you will not be admitted to the Annual Meeting.

Inspection of List of Stockholders of Record:
A list of the stockholders of record as of April 16, 2013 will be available for inspection during ordinary business hours at the office of our Chief Legal Officer and Secretary, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, from May 27, 2013 to May 31, 2013, as well as at the Annual Meeting.

Additional Information:	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Scott Solomon
Chief Legal Officer and Secretary
May 13, 2013

TABLE OF CONTENTS

INTRODUCTION	1

QUESTIONS AND ANSWERS	1

PROPOSAL 1—ELECTION OF DIRECTORS	5
Composition of the Board	5
Leadership Structure of the Board	5
Independence of Non-Employee Directors	5
Selection of Directors	6
Nominees for Election as Directors	7
Required Vote and Directors’ Recommendation	9
The Board of Directors and Its Committees	10
The Role of the Board of Directors in the Oversight of Risk	11
Executive Officers	11
Executive Compensation	12
Compensation Discussion and Analysis	12
Equity Awards	16
2012 Summary Compensation Table	19
2012 Grants of Plan-Based Awards	20
Outstanding Equity Awards as of December 31, 2012	20
Option Exercises and Stock Vested in 2012	21
Non-Qualified Deferred Compensation	21
Potential Payments Upon Termination or Change in Control	22
Compensation of Directors	23
Compensation Committee Report	24
Audit Committee Report	25
Security Ownership of Certain Beneficial Owners and Management	26
Equity Compensation Plan Information	27
Certain Relationships and Related Party Transactions	27
Transactions with Our Directors and Executive Officers	27
Review and Approval of Transactions with Related Persons	28

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION	29
Required Vote and Directors’ Recommendation	29

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT	30
Audit and Non-Audit Fees	30
Audit Committee Pre-Approval of Audit and Non-Audit Services	30
Required Vote and Directors’ Recommendation	30

OTHER MATTERS	31
Section 16(a) Beneficial Ownership Reporting Compliance	31
Incorporation by Reference	31
Stockholder Proposals for 2013 Annual Meeting of Stockholders	31
Code of Business Conduct and Ethics	32
Reporting Concerns Regarding Accounting and Other Matters	32
Householding	33
Communicating with the Board of Directors, the Lead Director or the Non-Management Members as a Group
Other Matters	33

JMP Group Inc.
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

PROXY STATEMENT

2013 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 3, 2013

INTRODUCTION

This proxy statement (this “Proxy Statement”) is furnished in connection with a solicitation of proxies by the Board of Directors of JMP Group Inc., a Delaware corporation (which we refer to as “JMP,” the “Company,” “we,” “our” or “us” and which includes, as applicable, our predecessor limited liability company), to be used at our 2013 annual meeting of stockholders (the “Annual Meeting”) to be held on Monday, June 3, 2013, at 11:00 a.m. Pacific time at our principal executive offices, the address of which is featured above, and at any adjournments or postponements thereof.

The approximate date on which a copy of our 2012 Annual Report, this Proxy Statement and the accompanying proxy card are first being mailed to stockholders is May 13, 2013.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

You are invited to attend the Annual Meeting to consider and vote on the following proposals:

1.	Elect nine (9) directors to serve until our subsequent annual meeting.

2.	Hold an advisory, nonbinding vote on executive compensation.

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

4.	Conduct any other business that properly comes before the Annual Meeting and any postponements or adjournments of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The close of business on Tuesday, April 16, 2013 has been fixed by the Board of Directors of the Company (the “Board of Directors” or the “Board”) as the record date for determining the holders of shares of our common stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting, and the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote will constitute a quorum at the Annual Meeting. We do not have cumulative voting, and there are no appraisal or dissenters’ rights associated with any of the matters we have scheduled for a vote at the Annual Meeting. Withheld votes, abstentions and “broker non-votes” are treated as present for quorum purposes.

At the close of business on the record date, there were 22,780,052 shares of our common stock outstanding held by 110 stockholders of record. Those shares represented by the proxies received, properly marked, dated, executed and not revoked will be considered present at the Annual Meeting.

How do I vote?

You may vote by ballot in person at the Annual Meeting. If you are a “street name” stockholder, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares of record, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting. Alternatively, you may vote by using any of the following methods:

•
By the Internet—You may vote by proxy via the Internet by visiting www.proxyvote.com and following the instructions on the webpage. You may use the Internet to vote at any time until 11:59 P.M. Eastern Time, on June 2, 2013.

•
By Mail—You may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. If you are a stockholder of record, and the postage-paid envelope is missing, please mail your completed proxy card to JMP Group Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote:

•	Proposal 1—FOR the election of each of the nine (9) director nominees.

•	Proposal 2—FOR the approval, on an advisory basis, of the compensation for our named executive officers.

•	Proposal 3—FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013.

What if I do not specify how my shares are to be voted?

For shares directly registered in the name of the stockholder, if a properly executed proxy is provided, but no instruction is given with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR ALL” the director nominees named in Proposal 1 of this Proxy Statement and “FOR” Proposals 2 and 3.

At present we do not expect any other matter to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

For shares registered in the name of a broker, bank, or other nominee, with respect to shares for which voting instructions are not provided that are registered in the name of organizations that are not governed by New York Stock Exchange (“NYSE”) Rule 452, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. With respect to shares registered in the name of brokerage firms that are governed by NYSE Rule 452, if you do not furnish voting instructions to such brokerage firms, one of two things can happen depending upon whether or not a proposal is “routine.” Under NYSE Rule 452, brokerage firms have discretion to cast votes on “routine” matters, such as the ratification of the appointment of independent registered public accounting firms, without receiving voting instructions from their clients. Brokerage firms are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, and the advisory vote on executive compensation, without such voting instructions.

How can I attend the Annual Meeting in person?

All stockholders must bring an acceptable form of identification, such as a driver’s license or a passport, in order to attend our Annual Meeting in person.

If your shares are held beneficially in “street name” and you plan to attend the Annual Meeting, you will need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock at the close of business on April 16, 2013 to be admitted to the Annual Meeting.

Please note: No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, the American Stock Transfer & Trust Co., you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting, this Proxy Statement and our 2012 Annual Report have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting, this Proxy Statement and our 2012 Annual Report have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Can I change my vote after I submit my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date; or

•	giving written notice of revocation to our Secretary prior to or at the Annual Meeting; or

•	attending and voting at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking your properly executed proxy unless you follow one of the revocation procedures referenced above. Any written notice revoking a proxy should be sent to our Secretary at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 and must be received before voting is closed at the Annual Meeting.

What are “broker non-votes”?

“Broker non-votes” occur when a broker or nominee holding shares for a beneficial owner in “street name” does not vote on a particular matter because it does not have discretionary authority to vote and it has not received voting instructions from the beneficial owner. Under the rules of the NYSE, brokers that have not received voting instructions from their customers may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of our independent registered public accounting firm because this is a “routine” matter under NYSE Rule 452. Brokers that have not received voting instructions from their customers may not vote their customers’ shares in the brokers’ discretion on the proposals regarding: (i) the election of directors; and (ii) the approval, on an advisory, nonbinding basis, of the compensation of our named executive officers. Organizations that are not governed by NYSE Rule 452 do not have discretionary voting power and may not vote their clients’ shares on any proposals set forth in the accompanying Notice of Annual Meeting and this Proxy Statement or any other matters that may be brought before the Annual Meeting without voting instructions from their clients.

How many votes are required to approve the proposals?

The required votes to approve each proposal are as follows:

•
Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the nine director nominees receiving the greatest number of “FOR” votes will be elected to the Board of Directors. You may vote “FOR ALL”, “WITHHOLD ALL”, or “FOR ALL EXCEPT” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

•
Proposal 2— the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required for the advisory, nonbinding vote on the compensation of our named executive officers. You may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to approval of the compensation of our named executive officers. Abstentions, while included for purposes of attaining a quorum, will not be voted on Proposal 2 and therefore will have the same effect as a vote against Proposal 2. Broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

•
Proposal 3—the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting is required for the ratification of the appointment of our independent registered public accounting firm for fiscal year 2013. You may vote “FOR”, “AGAINST”, or “ABSTAIN” with respect to the ratification of the appointment of our independent registered public accounting firm. Abstentions, while included for purposes of attaining a quorum, will not be voted on Proposal 3 and therefore will have the same effect as a vote against Proposal 3. Broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

Who will count the votes?

We have retained Broadridge Financial Solutions to receive and tabulate the votes in connection with our Annual Meeting. Our Chief Legal Officer will utilize such tabulations and serve as our election inspector who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

What is a quorum, and how is it determined?

For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Who pays for the cost of this proxy solicitation?

This proxy solicitation by our Board of Directors will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, by facsimile or by electronic or other means of communication through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

Where can I find more information?

A copy of our 2012 Annual Report is enclosed with this Proxy Statement and is available on the Internet at http://investor.jmpg.com/annual-proxy.cfm. In addition, we are required to file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

In addition, we maintain a public website at www.jmpg.com and make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for our Board of Directors’ Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, as well as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics governing our directors, officers and employees and other related materials. The information on our website is not part of this Proxy Statement.

If you have any further questions about voting your shares or attending the Annual Meeting, please contact Andrew Palmer, Director of Investor Relations at 415-835-8978 and apalmer@jmpg.com.

PROPOSAL 1
ELECTION OF DIRECTORS

Composition of the Board

Our Board of Directors presently consists of nine members: Joseph A. Jolson, our Chief Executive Officer and Chairman, Craig R. Johnson, our Vice Chairman, Carter D. Mack, Mark L. Lehmann, Kenneth M. Karmin, our Lead Director, Glenn H. Tongue, H. Mark Lunenburg, David M. DiPietro and Jonathan M. Orszag. All of our directors are elected annually for a term expiring at the annual meeting of stockholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. If any director listed in this Proxy Statement does not stand for re-election, his successor or replacement will stand for re-election at our next annual meeting of stockholders in 2014.

Leadership Structure of the Board

Mr. Jolson has served in the combined roles of Chairman and Chief Executive Officer since 2004. One of our outside directors, Mr. Karmin, has been appointed as Lead Director (and Presiding Director for purposes of NYSE rules) with responsibilities as set forth in the Company’s Corporate Governance Guidelines. These duties include, as appropriate, chairing executive sessions of the Board, serving as the principal liaison between the Chairman and the independent directors, approving information sent to the Board, approving meeting agendas and schedules for the Board, and ensuring that he or she is available for consultation and direct communication with stockholders, if requested. The Lead Director also has the authority to call meetings of the independent directors.

We believe that Mr. Jolson’s dual roles as Chairman and Chief Executive Officer are in the best interest of the Company and its stockholders as such structure creates unified leadership and a cohesive strategic vision for the Company. As a founder, and with his long history in the industries in which we operate and deep involvement in the operations of the Company, we believe Mr. Jolson is uniquely positioned to identify and recommend to the Board strategic initiatives in light of company culture and opportunities. We believe the oversight provided by the Company’s outside directors, the Board committees and the coordinated efforts between management and the independent directors help balance growth and risk management and the development of the Company’s strategic plans and operations.

Independence of Non-Employee Directors

Each of our Board of Directors and Corporate Governance and Nominating Committee has analyzed the independence of each nominee for the Board of Directors and has determined that each of Messrs. Karmin, Tongue, Lunenburg, DiPietro and Orszag is “independent,” as defined in Section 303A of the NYSE Listed Company Manual and within the meaning of our director independence standards (detailed below). In addition, each of our Board of Directors and Corporate Governance and Nominating Committee has determined that each member of the Audit Committee is “independent” under the SEC’s audit committee independence standards and that each member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

To be considered “independent” within the meaning of our director independence standards, a director must be determined by resolution of our Board of Directors as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, our Board of Directors shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.
a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not “independent” until three years after the end of such employment relationship;

2.
a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and Board committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

3.
a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment relationship;

4.
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

5.
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include charitable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

6.
any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K, shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the Board of Directors. We would disclose in our next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

In addition to the categorical standards discussed above, our Corporate Governance and Nominating Committee and the Board of Directors have considered certain relationships between each independent director and us, and in particular the following types of relationships: (i) brokerage, investment banking and investment management relationships between us and any independent director, their family members and entities with which any of them are affiliated or in which any of them are significantly invested, (ii) employment relationships with family members of our independent directors, (iii) relationships between us and any third-party vendor that is affiliated with any independent director or any of their family members or in which any of them are significantly invested and (iv) relationships with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

In making its independence determination regarding Messrs. Karmin, Tongue, Lunenburg, DiPietro and Orszag, the Board of Directors considered certain transactions, relationships and arrangements, including, among other things, Mr. Karmin’s investment in certain investment funds managed by an affiliate of the Company for which he paid such affiliate $103,464; the employment of Mr. Lunenburg’s son as an analyst at the Company’s subsidiary JMP Securities; and the rental of office space by Mr. Tongue at JMP Securities’ office in New York, New York. These transactions, relationships and arrangements were considered to be within the applicable categorical independence standards discussed above. Entities associated with Messrs. Tongue and Lunenburg maintain securities brokerage accounts with the Company’s subsidiary, JMP Securities, for which trading commissions of $0 and $1,500, respectively, were paid to, and gross credits of $0 and $37,672, respectively, were earned by, JMP Securities from such accounts during 2012.

Selection of Directors

Stockholder Recommendations and Nominations for Membership on our Board of Directors

The policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Corporate Governance and Nominating Committee will address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for membership on the Board of Directors and should be addressed to:

JMP Group Inc.
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
Attn: Scott Solomon, Chief Legal Officer and Secretary

In addition to stockholder recommendations of candidates for membership on the Board of Directors, a stockholder may nominate an individual for election to our Board of Directors in the manner set forth in, and in accordance with the provisions of, our Amended and Restated Bylaws (“Bylaws”). Under Section 2.10 of our Bylaws, in order for a nomination to be properly brought before the annual meeting of our stockholders to be held in 2014, notice of a nomination must be delivered to our Corporate Secretary not less than 90 days nor more than 120 days prior to (i) the first anniversary of the date on which we first mail our proxy materials for the Annual Meeting, or, (ii) if the date of the annual meeting of our stockholders to be held in 2014 is changed more than 30 days from the first anniversary date of the Annual Meeting, the date on which we first mail our proxy materials for annual meeting of our stockholders to be held in 2014.

Accordingly, assuming that the annual meeting of our stockholders to be held in 2014 occurs within 30 days before or after the first anniversary date of the Annual Meeting, any such notice of a nomination given by or on behalf of a stockholder pursuant to Section 2.10 of our Bylaws must be received no earlier than January 13, 2014 and no later than February 12, 2014.

In any notice of nomination, the nominating stockholder must include a statement in writing setting forth the following:

(i) as to each person the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of such person;

•	the class and number of all shares of each class of our capital stock owned beneficially and of record by the person;

•	the person’s signed consent to serve as a director if elected; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act; and

(ii) as to the stockholder giving the notice, the name and record address of the stockholder, the class and number of all shares of each class of our capital stock owned beneficially and of record by the stockholder, and, if the nominating stockholder’s shares are held beneficially in a stock brokerage account or in the name of a bank or other holder of record, evidence establishing such stockholder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting.

We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director. A copy of our Bylaws is included as an exhibit to our Quarterly Report on Form 10-Q, filed with the SEC on June 21, 2007. See “Where can I find more information?” above.

Director Qualifications

Our Corporate Governance Guidelines contain membership criteria that apply to nominees for election to our Board of Directors. Under these criteria, members of our Board of Directors should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with our industry. In addition to having one or more of these core competencies, members of our Board of Directors are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Further, the Corporate Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise, experience as a director of a public company, and diversity. The Board considers a number of factors in its evaluation of diversity, including geography, age, and ethnicity. As indicated above, diversity is one factor among many that the Board considers when evaluating director candidates. The Corporate Governance and Nominating Committee monitors its assessment of diversity as part of its annual self-evaluation process. The Corporate Governance and Nominating Committee will reassess the qualifications of a director, including the director’s attendance, involvement at Board and committee meetings and contribution to Board diversity, prior to recommending a director for re-election. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. The screening process for new nominees includes conducting a background investigation and an independence determination.

Identifying and Evaluating Nominees for Directors

Our Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. Our Corporate Governance and Nominating Committee has the duty of regularly assessing the composition of our Board of Directors, including, but not limited to, the size of our Board of Directors and the diversity, age, skills and experience of individual members in the context of the needs of our Board of Directors. In addition, our Corporate Governance and Nominating Committee also has the duty of identifying individuals qualified to become members of the Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year. Our Corporate Governance and Nominating Committee may review materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

As described above, our Corporate Governance and Nominating Committee will consider properly submitted stockholder recommendations of candidates for our Board of Directors. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our Corporate Governance and Nominating Committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our Corporate Governance and Nominating Committee. Stockholder recommendations that comply with our procedures will receive the same consideration that our Corporate Governance and Nominating Committee nominees receive.

Nominees for Election as Directors

At the Annual Meeting, our stockholders will be asked to elect our nine director nominees set forth below.

All of the nominees currently are members of the Board of Directors, and all of the nominees have been recommended for re-election to the Board of Directors by our Corporate Governance and Nominating Committee and approved and nominated for re-election by the Board of Directors. Set forth below is information as of March 31, 2013 regarding the nominees, which has been confirmed by each of them and approved for inclusion in this Proxy Statement.

Joseph A. Jolson, age 54, co-founded the Company in 1999, and is our Chief Executive Officer, the Chairman of the Board of Directors, and a member of our Executive Committee. Mr. Jolson has served as our CEO since September 1999 and as Chairman of our Board of Directors since August 2004. Mr. Jolson is also the Chief Executive Officer of Harvest Capital Strategies and JMP Capital LLC and is a Portfolio Manager of Harvest Opportunity Partners II, L.P. and its related funds, one of our family of hedge funds and has served in such positions since 1999, 2007 and 2002, respectively. Previously, Mr. Jolson was a Senior Managing Director and Senior Research Analyst at Montgomery Securities, now Banc of America Securities, for 15 years. Prior to that, he was a Consulting Research Analyst at Fidelity Management and Research in Boston in 1983 and 1984 and at Donaldson, Lufkin & Jenrette in New York from 1980 through 1982. Mr. Jolson was named to Institutional Investor magazine’s All-America Research Team for 10 consecutive years, between 1986 and 1995, for his coverage of the savings and loan industry and was also selected as an All-Star Analyst by the Wall Street Journal in the financial services category in 1996 and 1997. Additionally, he was ranked as a top-five thrift analyst every year from 1985 through 1994 by Greenwich Associates. Mr. Jolson received a MBA degree with distinction from The Wharton School at the University of Pennsylvania and a BA degree from Yale University. The Board believes that Mr. Jolson should serve as a director due to, among other factors, his status as a founder of the Company, his experience in the industries in which we operate and his successful management of the operations and the strategic directives of the Company since inception.

Craig R. Johnson, age 58, joined us in January 2002 and is Vice Chairman of the Company, Chairman of Harvest Capital Strategies, and a member of our Executive Committee. Mr. Johnson has served as a member of our Board of Directors since August 2004 and as Vice Chairman of the Company since January 2011 and as Chairman of Harvest Capital Strategies since such time. Mr. Johnson previously served as President of the Company, from January 2007 to January 2011 and President of JMP Securities, from January 2002 until January 2007. Mr. Johnson was a founding member of Saw Island Asset Advisors, LLC, an alternative investment firm specializing in hedge fund investments, which was acquired by JMP Asset Management (now Harvest Capital Strategies) in January 2003. Prior to founding Saw Island Asset Advisors, Mr. Johnson spent 20 years, from 1980 through 2000, at Montgomery Securities, now Banc of America Securities, most recently as director of global institutional sales and a member of the firm’s Executive Committee. Mr. Johnson serves on the Board of Directors of Corticon Technology, a rules-based enterprise software platform for decision management. Mr. Johnson received a BA degree from Stanford University. The Board believes Mr. Johnson should serve as a director due to his experience in the institutional brokerage and investment banking industries and with funds of funds.

Carter D. Mack, age 50, co-founded the Company in 1999, is President of the Company and a member of our Executive Committee. Mr. Mack has served as a member of our Board of Directors since August 2004 and as our President since January 2011. Mr. Mack previously served as Director of Investment Banking and Co-President of JMP Securities from February 2007 to January 2011. Prior to co-founding the Company, Mr. Mack was a Managing Director in the financial services group at Montgomery Securities, now Banc of America Securities, for three years, where he focused on corporate finance and mergers and acquisitions for finance companies, depository institutions and other financial intermediaries. Mr. Mack also spent five years working with financial institutions in the investment banking group at Merrill Lynch, two years in corporate finance at Security Pacific Corp. and three years in strategic planning at Union Bank of California. Mr. Mack received a MBA degree from the UCLA Anderson School of Management and a BA degree from the University of California, Berkeley. The Board believes Mr. Mack should serve as a director due to his status as a founder of the Company and his experience in investment banking, particularly in financial services.

Mark L. Lehmann, age 48, joined us in October 2003 and is President of JMP Securities and a member of our Executive Committee. Mr. Lehmann has served as a member of our Board of Directors since August 2004. Mr. Lehmann previously served as Director of Equities and Co-President of JMP Securities from February 2007 to January 2011. Previously, Mr. Lehmann was a Managing Director at U.S. Bancorp Piper Jaffray, where he initiated and managed the firm’s middle-market sales effort. He previously served as both the Global Director of Institutional Sales and the Global Director of Equity Research at Banc of America Securities after serving as an institutional salesperson at the firm and its predecessor, Montgomery Securities, for 10 years. Mr. Lehmann was also a founding partner of Baypoint Trading, a provider of trading execution services to investment managers. Mr. Lehmann received a JD degree from the New York University School of Law and a BA degree from the University of Illinois. He is a certified public accountant. The Board believes Mr. Lehmann should serve as a director due to his experience in the institutional brokerage and research industries.

Glenn H. Tongue, age 53, has served as a member of our Board of Directors since August 2007.  Mr. Tongue is the General Partner of Deerhaven Capital Management and the sole Portfolio Manager of the Deerhaven Fund. Previously he was a General Partner and Co-Manager of T2 Partners Management from April 2004 to July 2012 and was the co-manager of three private investment partnerships: the Tilson Growth Fund, the Tilson Offshore Fund and the T2 Qualified Fund. Prior to joining T2 Partners, Mr. Tongue spent 17 years working on Wall Street, most recently as an investment banker at UBS, where he was a Managing Director. Previously, Mr. Tongue served as President of DLJdirect, a publicly traded online brokerage firm that was spun out of the investment bank Donaldson, Lufkin & Jenrette in 1999. Mr. Tongue oversaw both DLJdirect’s initial public offering and its eventual sale. Additionally, Mr. Tongue was a Managing Director for 10 years in the investment banking group at Donaldson, Lufkin & Jenrette. Mr. Tongue received a MBA degree with distinction from The Wharton School at the University of Pennsylvania and received a BS degree in Electrical Engineering and Computer Science from Princeton University. The Board believes Mr. Tongue should serve as a director due to his experience in investment banking and investment management.

Kenneth M. Karmin, age 52, has served on the Board of Directors since May 2008. Mr. Karmin has been since 1997 a principal of High Street Holdings, a diversified investment company, and has been since 1997 the Chief Executive Officer of Ortho Mattress Inc., a bedding products company servicing Southern California and select Midwestern cities. From 1993 to 1998, Mr. Karmin served as a managing director at Credit Agricole Futures, SNC in London. Mr. Karmin was also Managing Director of the financial futures and options department in the London offices of Rodman & Renshaw, Inc. prior to the acquisition of the firm’s U.K. branch by Credit Agricole. Mr. Karmin previously worked at Drexel Burnham Lambert Inc. in its institutional financial futures division. Mr. Karmin received an AB degree in Economics from Washington University in St. Louis. The Board believes Mr. Karmin should serve as a director due to his experience in domestic and international investment banking and diversified investment strategies.

H. Mark Lunenburg, age 53, has served on the Board of Directors since March 2009. Mr. Lunenburg is President and Managing Member of Talon Capital, LLC and has held such position since 2002. Talon Capital, LLC is an institutional money management firm founded in 2002 focusing on absolute return strategies. Mr. Lunenburg began his investment career at Kemper Corp. in 1982 as a Financial Analyst in the office of the President. Mr. Lunenburg joined Kemper Financial Services in 1984, holding various investment research positions. Mr. Lunenburg joined the Bass Brothers’ investment operations in 1987, concentrating in stock research and high-yield credit analysis. From 1990 through April of 2001, Mr. Lunenburg managed funds for Ballentine Capital Management, Inc. in Avon, Connecticut. He is currently Vice Chairman of the Board of Connecticut Children’s Medical Center and is an honorary Governor of the Hill-Stead Museum. Mr. Lunenburg graduated from San Diego State University in 1981 with a BS degree in Business Administration and is a Chartered Financial Analyst. The Board believes Mr. Lunenburg should serve as a director due to his experience in investment management and hedge funds.

David M. DiPietro, age 53, has served on the Board of Directors since December 2010. Since 2010, Mr. DiPietro has been an advisor to and investor in early stage private companies. Prior to his current position, Mr. DiPietro was President of Signal Hill Capital Group LLC, a boutique investment bank headquartered in Baltimore, Maryland, where he initiated and oversaw the firm’s institutional equities business as well as its venture capital and private equity coverage initiatives. From 1999 through 2003, Mr. DiPietro was Vice Chairman of the board of directors of Deutsche Bank Securities and a member of the firm’s global operating committees for equities and private wealth management, first serving as head of North American equities and later as head of the private client division. From 1992 through 1999, he managed the equity capital markets division at Bankers Trust Company, which was acquired by Deutsche Bank in 1999, and at Alex Brown Incorporated, which was acquired by Bankers Trust Company in 1997. Mr. DiPietro previously held an equity capital markets role at Merrill Lynch and a research position at the Federal Reserve Bank of Philadelphia. Mr. DiPietro received a MBA degree from the Amos Tuck School of Business at Dartmouth College and a BA degree from Haverford College. The Board believes Mr. DiPietro should serve as a director due to his experience in the investment banking and brokerage industries.

Jonathan M. Orszag, age 39, has served on the Board of Directors since March 2011. Since January 2006, Mr. Orszag has been a senior managing director and member of the executive committee of Compass Lexecon, LLC, an economic consulting firm. In such capacity, Mr. Orszag has conducted economic and financial analysis on a wide range of complex issues in antitrust, regulatory, policy and litigation matters for corporations and public-sector entities in a variety of markets, such as the technology, telecommunications, financial services, media and sports industries. Prior to entering the private sector, Mr. Orszag served as the Assistant to the U.S. Secretary of Commerce and Director of the Office of Policy and Strategic Planning from March 1999 through March 2000. In this capacity, he was chief policy adviser to the Secretary of Commerce and was responsible for coordinating the development and implementation of policy initiatives, from telecommunications issues to international trade issues. Previously, from August 1997 through March 1999, Mr. Orszag served as an economic policy advisor on President Clinton’s National Economic Council. He is currently a senior fellow at the Center for American Progress and a fellow at the University of Southern California’s Center for Communication, Law & Policy. He received a M.Sc. from Oxford University, which he attended as a Marshall Scholar, and graduated summa cum laude in economics from Princeton University. The Board believes Mr. Orszag should serve as a director due to his experience in economic and political policy matters.

There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

Required Vote and Directors’ Recommendation

You may vote “FOR ALL”, “WITHHOLD ALL”, or “FOR ALL EXCEPT” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “FOR” the election of directors by shares present in person or represented by proxy at the Annual Meeting; accordingly, the nine nominees receiving the highest number of votes “FOR” will be elected. Abstentions and broker non-votes, if any, will be excluded entirely from the vote and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF MESSRS. JOLSON,
JOHNSON, MACK, LEHMANN, TONGUE, KARMIN, LUNENBURG, DIPIETRO AND ORSZAG
TO THE BOARD OF DIRECTORS.

The Board of Directors and Its Committees

During 2012, our Board of Directors held 8 meetings. Each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2012. We encourage our directors to attend our annual meetings of stockholders and in 2012, five of our directors so attended. Information about how to communicate with our Board of Directors or any member or committee of the Board of Directors is set forth herein under “Communicating with the Board of Directors, the Lead Director or with the Non-Management Members as a Group.”

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has separately designated a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, and from time to time may establish other committees to facilitate the management of our business. Our Board of Directors has adopted a written charter for each of these committees, each of which is available in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com. Our Board of Directors has also established an Executive Committee to which it has delegated broad responsibility over day-to-day management and operations of the Company and its operating subsidiaries.

Audit Committee. During 2012, our Audit Committee was comprised of three independent directors, Messrs. Karmin, Tongue and Lunenburg. Mr. Karmin is the Chairman of the Audit Committee. The functions of our Audit Committee include reviewing and supervising our financial controls, appointing our independent registered public accounting firm, reviewing our books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors and taking such further actions as our Audit Committee deems necessary to complete an audit of our books and accounts. Each of the members of our Audit Committee at the time of the Annual Meeting will be “independent,” as defined in Section 303A of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has determined that Mr. Karmin is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Our Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

During 2012, our Audit Committee met 10 times.

Compensation Committee. During 2012, our Compensation Committee was comprised of three independent directors, Messrs. Lunenburg, Tongue and Karmin. Mr. Lunenburg is the Chairman of our Compensation Committee. Each of the members of our Compensation Committee at the time of the Annual Meeting will be “independent,” as defined in Section 303A of the NYSE Listed Company Manual. In addition, our Board of Directors has determined that each independent member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Code. Our Compensation Committee is responsible for reviewing and, as it deems appropriate, recommending to our Board of Directors policies, practices and procedures relating to the compensation of our executive officers and the establishment and administration of employee benefit plans. A further description of the process for the consideration and determination of the compensation of our executive officers, including the role of executives and compensation consultants in that process, is included herein in our “Compensation Discussion and Analysis.” Our Compensation Committee also advises and consults with our executive officers as may be requested regarding managerial personnel policies.

The Compensation Committee has engaged The Hay Group, Inc., a compensation consulting firm specializing in the financial services industry, from time to time, upon request by Mr. Lunenburg, to advise on matters relating to the compensation of the Chief Executive Officer and other executive officers and to consult on executive and director compensation practices.

During 2012, our Compensation Committee met 6 times and acted by written consent 1 time.

Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee during 2012 was or had previously been an officer or employee of the Company or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of our executive officers serves as a member of the board of directors or compensation committee (or body performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee. During 2012, our Corporate Governance and Nominating Committee was comprised of three independent directors, Messrs. Tongue, Karmin and DiPietro, in compliance with the applicable rules of the NYSE. Mr. Tongue has been the Chairman of the Corporate Governance and Nominating Committee since July 2010. Each of the members of our Corporate Governance and Nominating Committee at the time of the Annual Meeting will be “independent,” as defined in Section 303A of the NYSE Listed Company Manual. The Corporate Governance and Nominating Committee’s functions include assisting the Board of Directors in identifying qualified individuals to become members of the Board of Directors, determining the composition and compensation of the Board of Directors and its committees, conducting annual reviews of each director’s independence and making recommendations to the Board of Directors based on its findings, recommending to the Board of Directors the director nominees for the annual meeting of stockholders, establishing and monitoring a process of assessing the Board of Directors’ effectiveness, advising the Board on possible candidates to fill executive officer positions, and overseeing compliance with our Corporate Governance Guidelines. Our Corporate Governance Guidelines are available in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com.

During 2012, our Corporate Governance and Nominating Committee met 3 times.

Executive Sessions. The independent directors met four times during 2012 in Executive Sessions, without the Chairman and CEO or any other member of management present, at which Mr. Karmin, who has been appointed Lead Director, presided over the sessions.

Executive Committee. Our Executive Committee was comprised of Messrs. Jolson, Johnson, Mack, Lehmann and Ledbetter. The Executive Committee exercises the authority of our Board of Directors between meetings of the full Board of Directors (other than such authority as is reserved to the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, or the full Board of Directors, respectively). The Board of Directors has delegated to the Executive Committee broad authority over the day-to-day management and operations of the Company and its affiliates.

The Role of the Board of Directors in the Oversight of Risk

The Company’s management is responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing the Company’s risk exposures on a day-to-day basis. The Board’s responsibility is to monitor the Company’s risk management processes by staying informed as to the Company’s material risks and evaluating whether management has reasonable controls in place to address these material risks; the Board is not responsible, however, for defining or managing the Company’s various risks.

The Audit Committee of the Board of Directors is primarily responsible for monitoring management’s responsibility in the area of risk oversight relating to financial controls, and risk management is a factor the Board and the Nominating and Governance Committee consider when determining which directors should serve on the Audit Committee. The Audit Committee and the full Board focus on the material risks facing the Company, including operational, market, credit, liquidity, legal and regulatory risks, to assess whether management has reasonable controls in place to address those risks. In addition, the Compensation Committee is charged with reviewing and discussing with management whether the Company’s compensation arrangements are consistent with effective controls and sound risk management. The Board believes this division of responsibilities provides an effective and efficient approach for addressing risk management.

Executive Officers

The following sets forth certain information regarding our executive officers during fiscal year 2012. Biographical information pertaining to Messrs. Jolson, Johnson, Lehmann, and Mack, each of whom is both a director and an executive officer of the Company or one of its subsidiaries, may be found in the section above entitled “Nominees for Election as Directors.”

Name	Age	Title(s)
Executive Officers
Joseph A. Jolson	54	Chairman and Chief Executive Officer; Chief Executive Officer of Harvest Capital Strategies
Craig R. Johnson	58	Vice Chairman; Chairman of Harvest Capital Strategies
Carter D. Mack	50	Director; President
Mark L. Lehmann	48	Director; President of JMP Securities
R. Kent Ledbetter	44	Director of Investment Banking of JMP Securities
Raymond S. Jackson	40	Chief Financial Officer

R. Kent Ledbetter joined JMP Securities in 2004 as a managing director and since 2011 serves as JMP Securities’ Director of Investment Banking.  He previously served as JMP Securities’ head of real estate and lodging investment banking and, since 2007, as Director of Corporate Finance.  Prior to joining JMP Securities, Mr. Ledbetter was in the real estate investment banking group at Lehman Brothers, based in London and San Francisco.  He was previously a senior vice president in real estate investment banking at PaineWebber Incorporated. During his 21-year career, Mr. Ledbetter has been involved in more than $20 billion of public debt and equity capital raising transactions and more than $10 billion of domestic and international mergers and acquisitions.

Raymond S. Jackson joined the Company in 2008 and has served as our Chief Financial Officer since March 2010. Mr. Jackson previously served as the Chief Financial Officer of our operating subsidiaries JMP Securities and Harvest Capital Strategies, from July 2008 to March 2010. Prior to joining us, from April 2006 to June 2008, Mr. Jackson was an executive officer and the Corporate Controller at Redwood Trust, a publicly traded mortgage REIT. He was previously a senior manager in PricewaterhouseCoopers’ financial services and banking industry practice in San Francisco from May 2003 to April 2006. He also served as a senior audit manager and an audit manager at KPMG in San Francisco from July 2000 to May 2003 and the UK from September 1997 to July 2000 and worked at Deloitte & Touche in the UK from June 1994 to September 1997. Mr. Jackson holds a bachelor’s degree with honors from Loughborough University in England and is a member of the Institute of Chartered Accountants in England and Wales.

Executive Compensation

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to provide incentives to our executive officers to effectively lead and manage our business to achieve our growth strategy. Because the compensation of our executive officers plays an integral role in our success, our compensation programs are designed to attract, retain, and motivate top quality, effective executives and professionals.

The Compensation Committee of the Board has responsibility for overseeing the Company’s compensation philosophy. The Compensation Committee has the primary authority to determine and recommend to the Board for final approval the compensation of our named executive officers. Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below, which are our principal executive officer, principal financial officer and three other most highly compensated executive officers based on total compensation for our last completed fiscal year, are referred to as the “named executive officers.” The named executive officers are:

Joseph A. Jolson—Chairman and Chief Executive Officer of the Company and Chief Executive Officer of Harvest Capital Strategies, LLC (“Harvest Capital Strategies”)
Carter D. Mack—President of the Company
Mark L. Lehmann—President of JMP Securities LLC (“JMP Securities”)
R. Kent Ledbetter—Director of Investment Banking of JMP Securities
Raymond S. Jackson—Chief Financial Officer of the Company

Compensation Philosophy and Objectives

A substantial portion of each named executive officer’s total compensation is variable and delivered on a pay-for-performance basis. We believe this model provides the greatest incentive to motivate management to achieve our business objectives. The executive compensation program provides compensation opportunities contingent upon performance that we believe are competitive with practices of other similar investment banking firms. We are committed to utilizing the executive compensation program to maintain our ownership culture and to broaden executive ownership over time. We strongly believe that the components of our compensation programs align the interests of our named executive officers with our stockholders and will promote long-term stockholder value creation.

Determining Compensation

In addition to general senior management responsibilities, each of our named executive officers also has production and management responsibilities within an operating subsidiary (i.e., JMP Securities or Harvest Capital Strategies) and/or a specific business unit of the Company. In determining compensation for our named executive officers, the primary emphasis is on our performance, each individual’s revenue production and business unit performance and recommendations of the Executive Committee. Our Executive Committee determines all other employee compensation and makes recommendations to the Compensation Committee with respect to our named executive officers’ cash compensation and equity-based awards described further below.

The Compensation Committee and Chief Executive Officer reviewed and discussed these recommendations, as well as compensation of employees generally, industry practices and the individual contributions of the named executive officers during 2012. The Compensation Committee also reviewed salary, bonus, equity awards and other compensation previously paid or awarded to our named executive officers. In addition, the Compensation Committee reviewed data for selected peer companies obtained from publicly available sources, as well as data provided to the Compensation Committee by The Hay Group, Inc. as a “market check” on its compensation decisions. The following peer companies were reviewed with respect to 2012 compensation: Cowen Group, Inc., FBR Capital Markets Corporation, Jefferies Group, Inc., KBW, Inc., Piper Jaffray Companies, Stifel Financial Corp. and Evercore Partners, Inc. The Compensation Committee used subjective judgment in determining named executive officer compensation and did not mechanically apply “benchmarks” or other data-based formulas.

Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation last year at our annual meeting of stockholders. We believe that it is important for our stockholders to have an opportunity to indicate whether they approve of our executive compensation philosophy, policies and practices, all as described in this Proxy Statement for services rendered by our named executive officers in 2012. While our stockholders’ vote on this proposal is not binding on the Company, the Compensation Committee or our Board of Directors, we value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

At our 2012 annual meeting of stockholders, more than 85.81% of our outstanding shares represented at the meeting and voting on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the our 2012 proxy statement, and as a result our named executive officer compensation was approved. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation programs and decisions are necessary at this time.

We have determined that our stockholders should vote on this “say-on-pay” proposal each year, consistent with the preference expressed by our stockholders at our 2013 annual meeting. See “Proposal 2—Advisory, Nonbinding Vote on Executive Compensation” in this Proxy Statement.

Compensation Components

The key components of our named executive officers compensation program are (i) base salary, (ii) potential cash bonus for individual revenue production, operating subsidiary and Company management responsibilities and (iii) equity-based awards.

With respect to overall compensation available to all Company employees, we target certain ratios of compensation to revenues depending on the division, business unit and type of revenue produced. These ratios serve as a general guideline for overall compensation, but are not definitive and may be changed or altered at any time.

Individual compensation levels for named executive officers, other than salaries, are generally determined on a discretionary basis by our Compensation Committee.  They are generally based on individual revenue production and management performance.  Such compensation may be affected by the residual amount in the overall compensation pool remaining after compensation for all other employees has been determined.

Base Salary

Consistent with industry practice, the base salaries for our named executive officers are intended to account for a relatively small portion of their overall compensation, with the potential for substantial bonus compensation as the most important compensation component. The base salaries for our named executive officers are the same as most other non-commissioned managing directors at the Company. We believe that this compensation model promotes our business objectives by maintaining low fixed costs and creating incentives for superior performance through the potential for substantial performance-based compensation to productive employees.

Salaries for most non-commissioned managing directors, including our named executive officers, remained at $200,000 per annum in 2012 and are anticipated to remain at such level in 2013. The factors that were used to arrive at this amount were cost of living in the metropolitan areas in which we have a substantial number of employees (mostly San Francisco, California and New York, New York) as well as using a general comparison, or “market check,” of base salaries at other firms in our industry. Our determination of base salaries was not based on a benchmarking analysis, but rather reflects our judgment as to an appropriate amount of base salary in light of the Company’s model of maintaining low fixed costs and the potential for substantial performance-based compensation.

Named executive officers’ base salaries and subsequent adjustments, if any, are expected to be recommended to the Compensation Committee by the Executive Committee from time to time, based on a review of relevant market data and each executive’s performance, as well as each executive’s experience, expertise and position. Based on its review of the Executive Committee’s recommendations, the Compensation Committee may approve adjustments to annual salaries at its discretion.

Cash Bonus

Cash bonus compensation is a key component of our executive compensation program. We generally award cash bonus compensation under our Amended and Restated JMP Group Inc. Senior Executive Bonus Plan (the “Senior Executive Bonus Plan”) or at the discretion of the Compensation Committee.

Senior Executive Bonus Plan

We have established the Senior Executive Bonus Plan, which was approved by stockholders in June 2011 and provides for the payment of non-equity incentive awards, generally in the form of cash bonuses, to our named executive officers. Such non-equity incentive awards are generally awarded with reference to performance benchmarks established as required under Section 162(m) of the Internal Revenue Code as deductible compensation expenses for a public company.

On March 6, 2012, the Compensation Committee approved the performance goals and the maximum target awards with respect to performance in the 2012 fiscal year for each named executive officer under the Senior Executive Bonus Plan. The performance goals included (i) a Company-based goal related to the performance of the Company as a whole, and (ii) with respect to certain of our named executive officers, individual performance goals related to their individual and/or business unit revenue production and operating subsidiary performance.  Each of the 2012 performance goals operated independently of the other, so that a named executive officer could earn a non-equity incentive award upon the achievement of either the Company-based performance goal, the individual performance goals, or both. Mr. Jackson was not subject to an individual performance goal.

 The 2012 performance goals and corresponding maximum target non-equity incentive awards were as follows:

1. Company-based Performance Goal
Participants	Company Performance Goal	Maximum Target Award
All named executive officers
Achievement by the Company of an operating margin of at least ten percent (10.0%) for the fiscal year ending December 31, 2012, after the inclusion of the aggregate of the participants’ productivity and operating subsidiary management bonus amounts, but prior to the inclusion of any JMP Group bonus amount.  Such operating margin is calculated based upon the operating earnings of the Company, using the Company’s unaudited financial statements, each as determined in the Committee’s sole and absolute discretion.

Twenty percent (20.0%) of the Company's pre-tax operating earnings prior to the inclusion of any bonus or award to participants, and each participant's target award shall be a maximum of thirty five percent (35.0%) of such amount.

2. Individual Performance Goals

Named Executive Officer	Individual Performance Goals	Maximum Target Award
Joseph A. Jolson
Either or both of:  (i) the achievement of a positive residual interest in the compensation pools for (a) Harvest Opportunity Partners II, (b) JMP Capital; (c) New York Mortgage Trust, (d) Harvest Capital Credit and/or (e) the other funds in which Mr. Jolson is included in the accounting small business unit (“SBU”) maintained for such fund or strategy; and (ii) the achievement of pretax income at Harvest Capital Strategies LLC (“HCS”).

Either or both (i) the amount of the residual in each such fund or strategy's SBU and (ii) ten percent (10.0%) of the pretax income at HCS as determined by the normal attribution process by the Company’s accounting department.

Carter D. Mack
The achievement of any or all of the following: (i) net revenues for investment banking transactions for which Mr. Mack is responsible as determined by the normal attribution process by the Company’s accounting department; (ii) net revenues in the Investment Banking division of JMP Securities; and (iii) pretax income from JMP Securities as reported in its unaudited financial statements, excluding unusual and non-recurring charges, such charges to be determined in the Committee’s sole and absolute discretion.

Any or all of: (i) 10.0% (ten percent) of the net revenues from M&A advisory fees and 5.0% (five percent) on capital markets transactions for which Mr. Mack is responsible, (ii) 0.50% (one half of one percent) of the net revenues in the Investment Banking division of JMP Securities and (iii) five percent (5.0%) of JMP Securities' pretax income (which, for clarity, shall be exclusive of any actual award to Mr. Lehmann as set forth below).

Mark L. Lehmann
The achievement of pretax income at JMP Securities as reported in its unaudited financial statements, excluding unusual and non-recurring charges, such charges to be determined in the Compensation Committee’s sole and absolute discretion.

Ten percent (10.0%) of such pretax income which, for clarity, shall be exclusive of any award to Mr. Mack, such that if Mr. Mack’s performance goal is met, the aggregate of both such target awards shall be twenty percent (20.0%) of such pretax income.

R. Kent Ledbetter
The achievement of net revenues with respect to either or both of the following: (i) investment banking transactions for which he is responsible, as determined by the normal attribution process by the Company’s accounting department; and (ii) the Investment Banking division of JMP Securities.

Either or both of (i) twenty percent (20.0%) of the net revenues from M&A advisory fees and ten percent (10.0%) on capital markets transactions for which Mr. Ledbetter is responsible; and (ii) 1.50% (one and one half percent) of the net revenues in the Investment Banking division of JMP Securities.

Despite these maximum target award levels, the Compensation Committee retained the ability to apply negative discretion to reduce the amount of the actual bonus payment based on a number of variables that are linked to Company and individual performance. The Compensation Committee determined and certified that the Company performance goal for 2012 and certain of the individual performance goals for 2012 were satisfied.  Accordingly, the Compensation Committee determined that non-equity incentive awards could be payable under the Senior Executive Bonus Plan to each named executive officer for the 2012 performance period, subject to the application of the Compensation Committee’s negative discretion to determine the actual awards, discussed below.

Target Awards and Bonus

The Compensation Committee awarded bonuses to the named executive officers for the 2012 performance period pursuant to the Senior Executive Bonus Plan. In determining the actual bonus amount for the 2012 performance period, the Compensation Committee utilized its discretion to give awards up to the aggregate target award for each named executive officer after considering qualitative and quantitative performance criteria related to such officer's Company and operating subsidiary management responsibilities, as well as his revenue production activity as described in the performance goals and target awards set forth above.

Once the potential bonus amount for each was determined, the Compensation Committee further refined the actual bonus amounts for each of the named executive officers for 2012 by using its discretion to determine an actual bonus amount for revenue production, as well as for Company and subsidiary management performance. When making this determination of the actual bonus amount, the Compensation Committee evaluated the following factors: (i) quantitative measures with regard to each business unit for which each named executive officer is responsible, such as the profitability and revenues of each such business unit; (ii) qualitative measures with regard to each such business unit, such as the prospects for growth and synergies with other business units; (iii) quantitative performance measures with regard to the Company as a whole, such as revenues, profitability and growth; and (iv) other qualitative factors, such as implementation of strategic initiatives and overall senior management skill and effectiveness.

In addition, the Compensation Committee reviewed compensation recommendations from the Executive Committee, a third party compensation report from The Hay Group, Inc. that provided summary data about executive officer compensation at our peer companies, previous compensation paid, and amounts payable to non-named executive officer employees in our business units. Ultimately, the Compensation Committee applied its discretion in determining the final bonus amount for each named executive officer for 2012 that it deemed appropriate, based on its judgment and experience and subject to the limit of the potential bonus as determined under the metrics described above. The Compensation Committee did not apply “benchmarks” or other data-based formulas in determining each bonus amount.

2012 Revised Compensation Program

Our 2012 Revised Compensation Program (the “Program”) provides that an employee may elect to receive a portion of total salary and cash bonus compensation above and between certain breakpoints, or incremental amounts of total compensation, in cash, restricted stock units or investment in certain of our funds. The amounts that are subject to the Program vest 50% at the end of each of the 2013 and 2014 calendar years.

The following schedule sets forth the amount of total 2012 compensation that is subject to the Program:

Breakpoints:	Incremental level of total compensation:	Incremental percentages subject to the Program:
Breakpoint 1	$0 – $600,000	0%
Breakpoint 2	$600,000 – $1,000,000	30%
Breakpoint 3	$1,000,000 – $2,500,000	40%
Breakpoint 4	$2,500,000+	50%

For example, a total 2012 compensation amount of $900,000 would result in $90,000 being subject to the Program (($600,000 * 0%) + ($300,000 * 30%)) = $90,000).

Each of our named executive officers participated in the Program. All of our named executive officers chose restricted stock units and all our named executive officers, with the exception of Mr. Jackson, chose a fund option.  Even though the restricted stock units were awarded in 2013, pursuant to SEC guidance, we have reported the award in the 2012 Summary Compensation Table and Grants of Plan-Based Awards Table as an equity incentive award.  The summary of the amounts subject to the Program, issued as restricted stock units and invested in funds is as follows:

2012 Revised Compensation Program

Name:	Compensation Payable Under the Program	Grant Date	Grant Date Fair Value of Stock Awards (1)	Number of Restricted Stock Units (2)	Amount Invested in Funds
Jolson, Joseph A.	$560,012	2/11/2013	$6.24	24,038	$410,012
Mack, Carter D.	$305,600	2/11/2013	$6.24	20,032	$180,600
Lehmann, Mark L.	$283,800	2/11/2013	$6.24	20,032	$158,800
Ledbetter, Richard Kent	$340,000	2/11/2013	$6.24	20,032	$215,000
Jackson, Raymond	$45,485	2/11/2013	$6.24	7,289	--

(1) Closing price of our common stock reported by the New York Stock Exchange on February 11, 2013.
(2) Restricted stock units vest 50% at the end of each of the 2013 and 2014 calendar years as described under 2012 Revised Compensation Program.

Performance-Based Restricted Stock Unit Awards

On February 8, 2012, the Compensation Committee considered and approved the grant of restricted stock units to certain employees, including each named executive officer, which restricted stock units vest according to dual trigger vesting criteria.  The first trigger is met when a company performance goal is met during any of 2012, 2013 and 2014. Specifically, the first trigger is met when the Company achieves operating earnings of $0.65, $0.70 and $0.75 per share in any of 2012, 2013, and 2014, respectively, which operating earnings exclude compensation expense attributable to equity awards, acquired loan sale gains as adjusted for compensation accruals and taxes and certain other items, and on other terms and subject to the satisfaction of certain other conditions.  Such awards met the first trigger on March 8, 2013 upon the achievement of the performance metric applicable to 2012.  The second trigger consists of a time based vesting conditions such that the awards shall vest on December 31, 2014.

2013 Performance-Based Option Awards

On February 11, 2013, the Compensation Committee considered and approved the grant of options to certain employees, including each named executive officer, which options vest according to dual vesting criteria.  Initially the option vests when the Company’s stock price exceeds the option exercise price, by the percentages and for the following periods, based upon the 30 days volume weighted average price (“VWAP”) over the exercise price: prior to December 31, 2012, 15%; from January 1, 2014 to December 31, 2014, 20%; and from January 1, 2015 to December 31, 2015, 25%.  Secondarily, in order for the option to fully vest, the grantee must meet the continuous service condition of approximately three years from grant date, or December 31, 2015, to complete “cliff” vesting.  The exercise period for the options is January 15, 2016 to December 31, 2018, assuming both vesting criteria are satisfied.  The exercise price for the options was set at the price of the Company’s stock at the close of market on February 11, 2013.

Name:	Grant Date	Number of Stock Options	Grant Date Fair Value of Awards	Total Fair Value of Awards at Grant Date (1)
Jolson, Joseph A.	2/11/2013	75,000	$2.10	$157,500
Mack, Carter D.	2/11/2013	75,000	$2.10	$157,500
Lehmann, Mark L.	2/11/2013	75,000	$2.10	$157,500
Ledbetter, Richard Kent	2/11/2013	75,000	$2.10	$157,500
Jackson, Raymond	2/11/2013	50,000	$2.10	$105,000

(1) The grant date fair value was calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). The method and assumptions used to calculate this amount are discussed in notes 2 and 13 to our financial statements included in our Annual Report on Form 10-K filed on March 8, 2013.

The grants in the above table are not reflected in the 2012 Grants of Plan-Based Awards Table because the grant date was February 11, 2013. These grants will be included in the 2013 Grants of Plan-Based Awards Table in our proxy statement to be furnished to our stockholders next year.

2013 Direct Restricted Stock Unit Awards

On February 11, 2013, the Compensation Committee considered and approved the grant of restricted stock units to certain employees, including Mr. Jackson, which restricted stock units vest 100% on December 31, 2015.

The Compensation Committee believes that the grant of the direct restricted stock unit award to Mr. Jackson as set forth below reflects appropriate levels of potential compensation for his senior management services and provides long-term incentives to and aligns his interests with the interests of our stockholders, which the Compensation Committee considers to be important elements of our compensation policy. The Compensation Committee applied its discretion in determining an amount of the direct restricted stock unit award to grant to Mr. Jackson that it deemed appropriate, based on its judgment and experience. The Compensation Committee did not apply “benchmarks” or other data-based formulas in determining the amount of the direct restricted stock unit award.

Name:	Grant Date	Number of RSUs	Grant Date Fair Value or RSUs (1)	Total Fair Value of RSUs at Grant Date (2)
Jackson, Raymond	2/11/2013	723	$6.24	$4,512

(1) The grant date fair value was based on the closing price of $6.24 reported by the NYSE on February 11, 2013.
(2) Reflects grant date fair value calculated in accordance with ASC Topic 718.  The method and assumptions used to calculate this amount are discussed in notes 2 and 13 to our financial statements included in our Annual Report on Form 10-K filed on March 8, 2013.

The grants in the above table are not reflected in the 2012 Grants of Plan-Based Awards Table because the grant date was February 11, 2013. These grants will be included in the 2013 Grants of Plan-Based Awards Table in our proxy statement to be furnished to our stockholders next year.

Other Compensation

All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to our employees generally. We have no current plans to make changes to levels of such benefits and perquisites provided to executives.

Compensation Related to Performance in 2010, 2011 and 2012

The following table sets forth the cash and equity compensation the Compensation Committee attributes to performance in 2010, 2011 and 2012.  The table shows the components of cash bonus compensation for each named executive officer, the amounts subject to our deferred compensation program, as well as performance-based equity awards attributable to each year presented. This table supplements, but is not a substitute for, the Summary Compensation Table that appears on page 19. The primary difference between this supplemental table and the Summary Compensation Table is that the fair value of equity awards is presented in the year to which the award is related, rather than the year in which the award is granted.  For example, we granted performance-based options to our named executive officers in February 2013, even though those awards were determined in reference to performance in 2012.

			Subsidiary Component		Overall Company Component
			Revenue Productivity	Subsidiary Mgmt	Cash	Deferred Compensation	Fair Value of Performance	Total
		Salary	Bonus	Bonus	Bonus	Program	Equity Awards(1)	Comp

Joseph A. Jolson	2012	$200,000	$684,346	$65,684	$589,988	$560,012	$157,500	$2,257,530
Chairman and Chief Executive Officer	2011	$200,000	$446,448	$41,398	$784,862	$515,138	$665,000	$2,652,846
	2010	$200,000	$212,053	$149,000	$955,579	$544,421	$750,000	$2,811,053

Carter D. Mack	2012	$200,000	$79,000	$100,000	$779,400	$305,600	$157,500	$1,621,500
President	2011	$200,000	-	$35,000	$936,000	$314,000	$665,000	$2,150,000
	2010	$200,000	-	$355,500	$807,800	$442,200	$750,000	$2,555,500

Mark L. Lehmann	2012	$200,000	$19,500	$500,000	$406,200	$283,800	$157,500	$1,567,000
President of JMP Securities	2011	$200,000	-	$306,686	$617,326	$282,674	$665,000	$2,071,686
	2010	$200,000	-	$355,500	$717,800	$382,274	$750,000	$2,405,500

Kent Ledbetter	2012	$200,000	$300,000	$500,000	$210,000	$340,000	$157,500	$1,707,500
Director of Investment Banking	2011	$200,000	$800,000	$180,000	-	$320,000	$490,000	$1,990,000

Raymond Jackson	2012	$200,000	$121,617	$80,000	$300,000	$50,000	$105,000	$856,617
Chief Financial Officer	2011	$200,000	$127,500	$80,000	$267,750	$32,250	$150,000	$857,500
	2010	$200,000	$150,000	$100,000	$255,000	$45,000	$200,000	$950,000

__________________________
(1) The grant date fair value was calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”).  The method and assumptions used to calculate this amount are discussed in notes 2 and 13 to our financial statements included in our Annual Report on Form 10-K filed on March 8, 2013.

Chief Executive Officer Compensation

At least annually, the Compensation Committee reviews and establishes our goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of such goals and objectives, and determines and approves the CEO’s compensation. In determining the bonus and long-term incentive component of the CEO’s compensation for 2012, the Compensation Committee considered our performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the compensation of our CEO in past years. After consideration of such factors, as well as the bonus pool relative to the applicable compensation ratio with respect to the revenue mix, the Compensation Committee approved the grant of a bonus on the basis of such factors, as well as the performance of the funds and other business units to which our CEO, Mr. Jolson, contributes.

Risk Considerations in Compensation Programs

The Compensation Committee considered the Company’s compensation policies and practices and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

2012 Summary Compensation Table

The information below describes the components of the total compensation of our named executive officers, which consist of the Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, based on total compensation for the year ended December 31, 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total(3) ($)
Joseph A. Jolson	2012	$200,000(2)	$664,993	$1,900,030(2)	$19,865	$2,784,888
Chairman and Chief	2011	$200,000	$749,996	$1,787,846	$17,989	$2,755,830
Executive Officer	2010	$200,000	$749,995	$1,861,053	$17,552	$2,828,600

Carter D. Mack	2012	$200,000(2)	$664,993	$1,264,000(2)	$19,949	$2,148,942
President	2011	$200,000	$749,996	$1,285,000	$18,347	$2,253,343
	2010	$200,000	$749,995	$1,605,500	$17,640	$2,573,135

Mark L. Lehmann	2012	$200,000(2)	$565,000	$1,209,500(2)	$19,940	$1,994,440
President of JMP	2011	$200,000	$749,996	$1,206,686	$18,338	$2,175,020
Securities	2010	$200,000	$749,995	$1,455,500	$17,631	$2,423,126

R. Kent Ledbetter	2012	$200,000(2)	$489,999	$1,350,000(2)	$21,421	$2,061,420
Director of Investment	2011	$200,000	$299,997	$1,300,000	$21,384	$1,821,381
Banking of JMP Securities

Raymond S. Jackson	2012	$200,000(2)	$149,993	$551,617(2)	$8,376	$909,987
Chief Financial Officer	2011	$200,000	$199,998	$507,500	$822	$908,781
	2010	$200,000	$99,995	$550,000	$785	$850,781

(1)
Reflects the aggregate grant date fair value amount as of the grant date of each stock award, in accordance with ASC Topic 718. The method and assumptions used to calculate this amount are discussed in notes 2 and 13 to our financial statements included in our Annual Report on Form 10-K filed on March 8, 2013.

(2)
Under our 2012 Revised Compensation Program, a portion of each of our named executive officer’s salary and non-equity incentive plan compensation was deferred and invested in certain funds. For more information, including the amounts deferred, please refer to the section entitled “2012 Revised Compensation Program” above.

(3)	Includes medical, dental and vision plan premiums, and term life insurance premiums, as follows

(i)	Mr. Jolson in (a) 2012: $18,975, $890; (b) 2011: $17,390, $597; and (c) 2010: $16,720, $832;

(ii)	Mr. Mack in (a) 2012: $19,074, $876; (b) 2011: $17,492, $855; and (c) 2010: $16,822, $818;

(iii)	Mr. Lehmann in (a) 2012: $19,074, $867; (b) 2011: $17,492, $846; and (c) 2010: $16,822, $809;

(iv)	Mr. Ledbetter in (a) 2012: $20,629, $792; and (b) 2011: $20,592, $792; and

(v)	Mr. Jackson in (a) 2012: $7,591, $785; (b) 2011: $0, $822 and (c) 2010: $0, $785.

2012 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2012 to our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum(2) ($)	All other Stock Awards Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4)
Joseph A. Jolson	2/8/2012			$ 2,237,633	86,475	$ 664,993

Carter D. Mack	2/8/2012			$ 2,237,633	86,475	$ 664,993

Mark L. Lehmann	2/8/2012			$ 2,237,633	73,472	$ 565,000

R. Kent Ledbetter	2/8/2012			$ 2,237,633	63,719	$ 489,999

Raymond S. Jackson	2/8/2012			$ 2,237,633	19,505	$ 149,993

(1)	Information in the columns relating to non-equity incentive plan awards includes awards made under our Senior Executive Bonus Plan.

(2)
The amount in this column represents the maximum target award payable under the Company-based performance criterion described above. In addition, the Company established a maximum target award payable to each named executive officer under individual performance criteria for each named executive officer, such as a percentage of revenue or a residual interest in a fund compensation pool, also described above. Due to the variable nature of the maximum target award payable to each named executive officer under such individual performance criteria, these individual maximum amounts are not shown in the 2012 Grants of Plan-Based Awards Table.

(3)	The stock awards reflected in this column include company performance-based restricted stock units granted on February 8, 2012.

(4)
These amounts and fair values reflect company performance-based restricted stock units granted on February 8, 2012 to our named executive officers in accordance with ASC Topic 718. The method and assumptions used to calculate this amount are discussed in notes 2 and 13 to our financial statements included in our Annual Report on Form 10-K filed on March 8, 2013. On February 8, 2012, the market price at grant date was $7.69 per share. No other equity based awards were granted to our named executive officers during 2012. The terms of these restricted stock units and restricted stock awards are described above under “Equity Awards.”

Outstanding Equity Awards as of December 31, 2012

The following table provides information regarding unexercised stock options and unvested restricted stock units held by each of our named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	Award Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)
Joseph A. Jolson	2012					86,475	$524,903
	2011					100,133	$715,951
	2010					41,261	$295,016
	2005	148,000	--	$10.00	12/20/2015	NA	NA

Carter D. Mack	2012					86,475	$524,903
	2011					100,133	$715,951
	2010					41,261	$295,016
	2005	118,480	--	$10.00	12/20/2015

Mark L. Lehmann	2012					73,472	$445,975
	2011					100,133	$715,951
	2010					41,261	$295,016
	2005	59,200	--	$10.00	12/20/2015

	Option Awards					Stock Awards
Name	Award Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)
R. Kent Ledbetter	2012					63,719	$386,774
	2011					40,053	$286,379
	2010					11,003	$78,671
	2005	18,500	--	$10.00	12/20/2015

Raymond S. Jackson	2012					19,505	$118,395
	2011					26,702	$190,919
	2010					5,502	$ 39,339
	2008					20,000	$143,000

(1)
Company performance-based restricted stock units were granted on February 4, 2010, January 31, 2011 and February 8, 2012. Approximately 58% of the 2010 Company performance-based restricted stock units vested on March 7, 2011 and the remaining balance of 42% vested on March 12, 2012; and 100% of the 2011 Company performance-based restricted stock units vested on March 12, 2012.

(2)	Based upon the closing price of our common stock of $6.07 as reported by the New York Stock Exchange on December 31, 2012.

Option Exercises and Stock Vested in 2012

The following table provides information regarding the vesting of restricted stock unit awards during fiscal 2012 for each of the named executive officers. During 2012, none of our named executive officers exercised stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Joseph A. Jolson	141,394	$994,000
Carter D. Mack	141,394	$994,000
Mark L. Lehmann	141,934	$994,000
R. Kent Ledbetter	51,056	$358,924
Raymond S. Jackson	52,204	$343,194

(1)           The “value realized on vesting” represents the number of shares of stock that vested multiplied by the closing price of our common stock of $7.03 on the vesting date, March 12, 2012, with the exception of Mr. Jackson whose value realized on vesting was partially based on the closing price of our common stock of $5.84 on another vesting date August 6, 2012.

Non-Qualified Deferred Compensation

The following table provides information regarding the deferral of compensation by four of our named executive officers pursuant to our 2012 Revised Compensation Program. Each of Messrs. Jolson, Mack, Lehmann and Ledbetter elected to receive a portion of their total compensation for services rendered in 2012 in Company restricted stock unites and in an investment in certain of our funds. Mr. Jackson elected to receive a portion of his total compensation for services rendered in 2012 in Company restricted stock units. See also “2012 Revised Compensation Program” above for more information.

	Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year(1)(2) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)
Joseph A. Jolson	560,012	--	63,005	(859,957)	711,500
Carter D. Mack	305,600	--	4,506	(444,740)	385,564
Mark L. Lehmann	283,800	--	13,507	(401,969)	370,816
R. Kent Ledbetter	340,000	--	21,023	(214,192)	434,488
Raymond S. Jackson	45,000	--	27	(39,354)	54,913

(1)
Even though the amounts reflected in this column were invested in 2013, such amounts are reported in this table and the 2012 Summary Compensation Table because the amounts were earned for services rendered in 2012 and deferred pursuant to our 2012 Revised Compensation Program.

(2)	The amounts reflect contributions made after the withholding for taxes.

(3)
The amounts reported in this column include contributions made during the last fiscal year, which are reported in the 2012 Summary Compensation Table, and contributions made during previous years, which are reported in the applicable year’s Summary Compensation Table included in our proxy statement for such year.

Potential Payments Upon Termination or Change in Control

Change in Control

Vesting of the restricted stock and options held by our employees, including each of our named executive officers, accelerates in the event of a change in control of the Company, which is generally defined as a “hostile” transfer of control of the Company. Upon such a change in control of the Company, our named executive officers may be subject to certain excise taxes pursuant to Section 280G of the Code with respect to the acceleration of certain equity awards. Each of these individuals are entitled to a “gross-up” payment to make the executive whole for any federal excise tax imposed under Section 280G of the Code on change in control benefits received by the executive in connection with these equity awards. The following table shows the acceleration of the vesting of the restricted stock and options held by each of our named executive officers upon a change in control of the Company. The amounts shown assume vesting of restricted stock as of December 31, 2012 at the year-end closing price of $6.07. The amounts shown do not include any vested stock awards.

(Dollars as shown) Name	Restricted Stock Units Acceleration	Option Acceleration(1)
Joseph A. Jolson	$524,903	NA
Carter D. Mack	$524,903	NA
Mark L. Lehmann	$445,975	NA
R. Kent Ledbetter	$386,774	NA
Raymond S. Jackson	$118,395	NA

(1)
As of December 31, 2012 our stock price was $6.07 per share and the strike price of options subject to acceleration was $10 per share. Accordingly, no value is attributed to such options upon a change in control.

Compensation of Directors

The compensation program for non-management directors is designed to provide compensation levels that attract and retain qualified directors, are appropriate for the time and effort required to effectively fulfill their responsibilities, and are competitive with other firms in our industry. The annual independent board member compensation is $25,000 worth of restricted stock units per year of service, an additional $10,000 worth of restricted stock units per year of service on each board committee and an additional $20,000 worth of restricted stock units per year of service for the lead outside director (such amounts measured at the date of grant). The independent directors all received such amounts in two-year grants on February 8, 2012 which vest according to schedules particular to each director to bring such grants into the same vesting schedules by 2013. Additionally, the independent directors all received Company performance restricted stock units on February 8, 2012 which vest according the same terms as outlined above in “Equity Awards - Performance-Based Restricted Stock Unit Awards.” Our employee directors do not receive additional compensation for their service as directors.

Messrs. Tongue, Karmin, Lunenburg, DiPietro and Orszag served as non-employee directors during the year ended December 31, 2012. The following table provides information regarding the compensation of our non-employee directors for the year ended December 31, 2012.

Director	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total(2) ($)
Glenn H. Tongue	$829	$164,997	$165,826
Kenneth M. Karmin	$0	$222,495	$222,495
H. Mark Lunenburg	$0	$134,990	$134,990
David M DiPietro	$0	$80,407	$80,407
Jonathan Orzag	$0	$47,909	$47,909

(1)
Reflects the aggregate grant date fair value amount for the year ended December 31, 2012, in accordance with ASC Topic 718. The method and assumptions used to calculate this amount are discussed in notes 2 and 13 to our financial statements included in our Annual Report on Form 10-K filed on March 8, 2013.

(2)
The aggregate number of unvested restricted stock unit awards outstanding as of December 31, 2012 for each of Messrs. Tongue, Karmin, Lunenburg, DiPietro and Orszag was 17,880, 24,057, 14,628, 9,643 and 6,230, respectively.

Compensation Committee Report

The members of the Compensation Committee have reviewed and have had the opportunity to discuss with management the Compensation Discussion and Analysis set forth above. Based on its review and discussions, the Compensation Committee unanimously recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

H. Mark Lunenburg, Chairman
Kenneth M. Karmin
Glenn H. Tongue
Independent Director Members, Compensation
Committee

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by the Company’s Board of Directors to be an independent director in conformity with the listing standards of the NYSE and regulations of the SEC.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm (the “independent accountants”) is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee is responsible for, among other things, overseeing the conduct of these activities by the Company’s management and the independent accountants.

The Audit Committee has reviewed the Company’s audited financial statements and has discussed them with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence from the Company and its management. The Audit Committee has further considered whether the independent accountants’ provision of non-audit services to the Company is compatible with the independence of such independent accountants.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2012.

Kenneth M. Karmin, Chairman
H. Mark Lunenburg
Glenn H. Tongue
Independent Director Members, Audit Committee

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2013 (unless otherwise indicated), certain information regarding the beneficial ownership of our common stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to equity securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or that vest or become exercisable within 60 days of March 31, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is: c/o JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, California 94111. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Common Shares Owned and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Executive Officers
Joseph A. Jolson	2,892,217	(2)	12.71%
Craig R. Johnson	1,205,277	(3)	5.31%
Carter D. Mack	1,328,098	(4)	5.84%
Mark L. Lehmann	716,445	(5)	3.16%
R. Kent Ledbetter	410,701	(6)	1.82%
Raymond S. Jackson	46,094		*
Glenn H. Tongue	47,603		*
Kenneth M. Karmin	95,861		*
H. Mark Lunenburg	103,669		*
David M. DiPietro	32,477		*
Jonathan M. Orszag	28,982		*

All directors and executive officers as a group (11 persons)	6,907,424		30.41%

5% Stockholders
DePrince Race & Zollo, Inc.	1,577,483	(7)	6.96%
T. Rowe Price Associates, Inc.	1,550,000	(8)	6.84%
SunTrust Banks, Inc.	1,135,438	(9)	5.01%

*	Indicates less than 1% of class.

(1)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

(2)
Includes (a) 1,230,337 shares of common stock owned by the Joseph A. Jolson 1996 Trust dtd 3/7/96, of which Mr. Jolson is a trustee, (b) 1,339,128 shares of common stock owned by Joseph A. Jolson 1991 Trust, of which Mr. Jolson is the trustee, (c) 99,752 shares of common stock owned by Mr. Jolson directly, and (d) 148,000 shares of common stock underlying vested options.  Also included in the number reported is 75,000 shares of common stock owned by The Jolson Family Foundation although Mr. Jolson disclaims beneficial ownership of these shares.

(3)
Includes (a) 876,782 shares of common stock held by the Johnson Revocable Trust, UAD 7/2/97, (b) 233,775 shares of common stock owned by Mr. Johnson directly, and (c) 94,720 shares of common stock underlying vested options.

(4)
Includes (a) 999,710 shares of common stock owned by the Mack Trust dated February 14, 2002; (b) 209,988 shares of common stock owned by Mr. Mack directly; and (c) 118,400 shares of common stock underlying vested options.

(5)
Includes (a) 445,301 shares of common stock owned by the Mark L. and Kerri C. Lehmann Trust U/A dated 3/4/2009 (b) 211,944 shares of common stock owned by Mr. Lehmann directly and (c) 59,200 shares of common stock underlying vested options.

(6)
Includes (a)  370,844 shares of common stock owned by the Ledbetter Rev Trust U/A DTD 10/08/2007; (b) 21,357 shares of common owned by Mr. Ledbetter directly; and (c) 18,500 shares of common stock underlying vested options.

(7)
Information as to beneficial ownership by DePrince Race & Zollo, Inc. as of December 31, 2012 is based solely on a filing relating to our common stock made by DePrince Race & Zollo, Inc. with the SEC under Section 13(d) and Section 13(g) of the Exchange Act.

(8)
The address of T. Rowe Price Associates, Inc. (“T. Rowe Price”) is 100 E. Pratt Street, Baltimore, Maryland 21202. Information as to beneficial ownership by T. Rowe Price and its affiliates and its address as of December 31, 2012 is based solely on a filing relating to our common stock made by T. Rowe Price and its affiliates with the SEC under Section 13(d) and Section 13(g) of the Exchange Act. According to these filings, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)
Information as to beneficial ownership by SunTrust and its affiliates as of December 31, 2012 is based solely on a filing relating to our common stock made by SunTrust and its affiliates with the SEC under Section 13(d) and Section 13(g) of the Exchange Act.

Equity Compensation Plan Information

In June 2011, the stockholders of the Company approved and adopted the Amended and Restated JMP Group Inc. Equity Incentive Plan (the “Amended and Restated Equity Incentive Plan”). Subject to adjustment, the plan authorizes the issuance of up to 4,000,000 shares of common stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. The number of shares authorized for issuance under this plan will be increased by the number of shares underlying awards under this plan or our predecessor’s 2004 JMP Group LLC Equity Incentive Plan (the “2004 LLC Plan”) to the extent that such shares or awards are forfeited, settled in consideration other than shares, surrendered to the Company, or otherwise revert to the Company in connection with an award, as well as increased by the number of shares repurchased by the Company in open market or privately negotiated repurchases; provided, however, that such maximum aggregate number of shares shall be reduced by the number of units subject to awards made pursuant to the 2004 LLC Plan to the extent such number of units exceeds an aggregate of 2,960,000.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2012, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Options and Restricted Stock Units		Weighted Average Exercise Price of Outstanding Options and Restricted Stock Units	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding shares reflected in column(a))(1)
Equity compensation plans approved by stockholders	Options Restricted Stock Units	1,608,890 1,020,382		4,287,349
Equity compensation plans not approved by stockholders		NA		NA

Total

(1)
Subject to the Amended and Restated Equity Incentive Plan, the maximum aggregate number of shares which may be issued pursuant to all awards is 4,000,000 shares, plus (a) any shares the Company purchases on the open market or through any share repurchase or share exchange program initiated by the Company, unless the administrator of the Amended and Restated Equity Incentive Plan determines otherwise, and (b) any units that would otherwise return to the 2004 LLC Plan as a result of forfeiture, termination, surrender or expiration or other return to the Company of awards previously granted under the 2004 LLC Plan; provided, however, that such maximum aggregate number of shares shall be reduced by the number of units subject to awards made pursuant to the 2004 LLC Plan to the extent such number of units exceeds an aggregate of 2,960,000.

Transactions with Our Directors and Executive Officers

Through Harvest Capital Strategies, our asset management subsidiary, we manage a number of hedge funds and other investment vehicles. Certain of our officers, directors, employees and related persons have invested in these funds. Such investors may, and often do, invest on terms and conditions more favorable than the other investors in these funds.

The portfolio managers of our funds do not pay the management fees and incentive fees attributable to any of their personal investments in the funds that they manage that ordinarily would be charged to an outside investor. In addition, employees, including our named executive officers, typically pay one-half of the fees payable by an outside investor in such funds. Because Mr. Jolson, our Chief Executive Officer, was the portfolio manager of one of our funds during the year ended December 31, 2012, he did not pay $1,646,206 in fees which he otherwise would have been charged had he been an outside investor in the fund during that period. Similarly, Messrs. Johnson, Mack, Lehmann, Ledbetter and Jackson did not pay $100,615, $998, $13,971, $339 and $118, respectively, during the year ended December 31, 2012 in fees which they otherwise would have been charged had they been outside investors during that period.

Other Transactions

Certain of our directors and officers and entities affiliated with our directors maintain brokerage accounts with us and maintain investments in investment funds that we manage and for which we are paid fees by such directors, officers and entities. With respect to such directors who are independent, Mr. Karmin (or entities with which he is affiliated) paid fees at standard rates of approximately $103,464 to us with respect to such investments in 2012.  Entities associated with Messrs. Tongue and Lunenburg maintain securities brokerage accounts with the Company’s subsidiary JMP Securities, for which trading commissions of $0, and $1,500, respectively, were paid to, and gross credits of $0 and $37,672, respectively, were earned by JMP Securities from such accounts during 2012.

Mr. Tongue began renting an office space at JMP Securities’ office in New York, New York in December 2012.  The rent due for December was $829 which will be billed to Mr. Tongue in 2013.

Mr. Lunenburg’s son is employed as an analyst at the Company’s subsidiary JMP Securities and was paid $32,635 in salary and bonus in 2012.

In addition, companies in which our directors are investors or at which our directors hold positions as directors or officers from time to time may engage in transactions with us, including, for example, retaining us with respect to the provision of investment banking services. However, no such transactions occurred in 2012.

Review and Approval of Transactions with Related Persons

We analyze all transactions in which the Company (or our subsidiaries) participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders, and their respective immediate family members. As it relates to our employees, officers and directors, pursuant to our Code of Business Conduct and Ethics, which is available on our website at www.jmpg.com, a conflict of interest arises when personal interests interfere with the ability to act in the best interests of the Company. Pursuant to our Code of Business Conduct and Ethics, each of our employees is to disclose any potential conflicts of interest to the Chief Compliance Officer or such officer’s designees, who will advise the employee as to whether or not the Company believes a conflict of interest exists. Employees are also required to disclose potential conflicts of interest involving their respective spouses, siblings, parents, in-laws, children, and household members. Non-employee directors are also to discuss any concerns with our Legal Department.

Policies and Procedures for Related Party Transactions

We have adopted a standard for approving any related party transactions, entitled Related Party Transaction Policies and Procedures. Pursuant to this policy, our executive officers and directors, including their immediate family members and affiliates, will not be permitted to enter into a related party transaction with us, including without limitation any such transaction in which the amount involved exceeds $120,000, without the prior consent of our Audit Committee, or another independent committee of our Board of Directors in the case where it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest.

We believe that these policies and procedures collectively ensure that all transactions with related persons requiring disclosure under SEC rules are appropriately reviewed, approved or ratified (if such a transaction is acceptable pursuant to our applicable policies and procedures) and disclosed.

PROPOSAL 2
ADVISORY, NONBINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”) and Section 14A of the Exchange Act enables our stockholders, and requires that we provide our stockholders with the opportunity, to vote to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The current frequency of such advisory, nonbinding vote, consistent with the preference expressed by our stockholders in an advisory, nonbinding vote at our 2011 annual meeting of stockholders, is annually. As such, the next such stockholder advisory, nonbinding vote will be at the 2014 Annual Meeting of Stockholders of the Company.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to align the interests of our named executive officers with our stockholders and to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers’ compensation is based on the Company’s performance, the performance of business units within the Company, each named executive officer’s achievement of his individual performance goals, as established by our Compensation Committee, and each named executive officer’s general senior management responsibilities and other individual contributions, in addition to compensation previously paid or awarded to each named executive officer and current compensation practices among certain peer companies in our industry. The Compensation Committee reviews the executive compensation programs for our named executive officers to ensure they achieve these desired goals. Please read the “Compensation Discussion and Analysis” beginning on page 12 for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote and Directors’ Recommendation

The proposal to approve, on an advisory, nonbinding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules, requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013. We are submitting this appointment of independent registered public accounting firm for stockholder ratification at the Annual Meeting.

Neither applicable law nor our organizational documents require that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee believes that it is consistent with good corporate practice to allow stockholders an opportunity to express their views on this appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2013, the Audit Committee will reconsider whether to continue the engagement of PricewaterhouseCoopers LLP. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may discontinue the engagement of PricewaterhouseCoopers LLP and engage different independent registered public accounting firms at any time during the year if it determines that such a change is necessary or appropriate at such time. We expect a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for the audit and other services provided to the Company for fiscal years 2012 and 2011.

Type of Fees	2012	2011
Audit Fees(1)	$1,406,282	$838,896
Audit-Related Fees	—	—
Tax Fees(2)	$204,000	167,190
All Other Fees	—	—
Total	$1,610,282	$1,006,086

(1)
Year end audit and quarterly review fees for, and fees for services related to statutory and regulatory filings of, the Company and its subsidiaries. Includes $381,407 related to the registration statement filed by Harvest Capital Credit Corporation in connection with its proposed initial public offering.

(2)	Consists primarily of tax compliance and planning for the Company and its subsidiaries.

Audit Committee Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee. The Chairman is required to report any decisions to the Audit Committee at the next scheduled committee meeting. The Audit Committee pre-approved all of the audit services, audit-related services, tax services and other services provided by PricewaterhouseCoopers LLP during fiscal years 2012 and 2011.

Required Vote and Directors’ Recommendation

Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote for this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “FOR” ratification of the appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR“ RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING
DECEMBER 31, 2013.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock (see “Security Ownership of Certain Beneficial Owners and Management” for identification of those persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such filings were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were met during 2012.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Stockholder Proposals for 2014 Annual Meeting of Stockholders

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2014 annual meeting of stockholders must submit their proposals to our Secretary on or before January 13, 2014, which is 120 days before the first anniversary of the date of release of this Proxy Statement, provided that the date of our 2014 annual meeting of stockholders is not more than thirty days before or after the one-year anniversary of the date of the Annual Meeting. SEC rules provide that submitting a proposal does not guarantee its inclusion in such proxy materials.

In accordance with Section 2.9 of our Bylaws, for a matter not included in our proxy materials to be properly brought before the 2014 annual meeting of stockholders, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Secretary at JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, California 94111 as follows:

1.
If the 2014 annual meeting of stockholders is scheduled to take place within 30 days before or after the first anniversary date of the Annual Meeting, such notice shall be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mail our proxy materials for the Annual Meeting; or

2.
If the date of the 2014 annual meeting of stockholders is changed more than 30 days from the first anniversary date of the Annual Meeting, such notice shall be delivered not less than 90 days nor more than 120 days prior to the date on which we first mail our proxy materials for the 2014 annual meeting of stockholders.

Assuming that the 2014 annual meeting of stockholders occurs within 30 days before or after the first anniversary date of the Annual Meeting, any such notice given by or on behalf of a stockholder pursuant to Section 2.9 of our Bylaws (and not pursuant to SEC Rule 14a-8) must be received no earlier than January 13, 2014 and no later than February 12, 2014. A stockholder’s notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by our Bylaws. For information about director nominations by our stockholders, see “Stockholder Recommendations and Nominations for Membership on our Board of Directors” above. Nothing in Section 2.9 of our Bylaws shall affect the right of a stockholder to request inclusion of a proposal in the proxy statement to the extent that such right is provided by applicable law.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our principal executive officer, principal financial and accounting officer and other employees performing similar functions. A copy of this Code of Business Conduct and Ethics is available in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com.

Reporting of Concerns Regarding Accounting and Other Matters

We have adopted procedures for employees, stockholders and other interested parties to communicate concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee of the Board of Directors, and other matters to our independent directors. Such procedures are described in the “Investor Relations—Corporate Governance” section of our website at www.jmpg.com. An independent provider will initially receive and process communications, which will be forwarded to Company management, who will evaluate and forward to the Audit Committee of the Board of Directors or to our independent directors as appropriate, depending on the facts and circumstances outlined in the communication.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of such materials addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of this Proxy Statement and our 2012 Annual Report has been sent to your address.

We will promptly deliver separate copies of this Proxy Statement and our 2012 Annual Report upon the oral or written request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Secretary, Scott Solomon, at JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 or by telephone at (415) 835-8900. Stockholders who share an address and receive multiple copies of this Proxy Statement and our 2011 Annual Report may also request to receive a single copy by following the instructions above.

Communicating with the Board of Directors, the Lead Director or with the Non-Management Members as a Group

Stockholders or other interested parties may communicate with the Board of Directors, any committee or individual member of the Board of Directors, the Lead Director or the non-management members of the Board of Directors, by writing to: Board of Directors, JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attn: Chief Legal Officer and Secretary. All such communications are reviewed by our Chief Legal Officer and then presented to our Board of Directors, a committee or an individual member of the Board of Directors, the Lead Director or the non-management members of the Board of Directors, as applicable, at the subsequent regularly scheduled meeting of the Board of Directors.

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Scott Solomon
Chief Legal Officer and Secretary
San Francisco, California
May 13, 2013

JMP GROUP INC.

VOTE BY INTERNET—www.proxyvote.com

You may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by JMP Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JMP Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JMP GROUP INC.
The Board of Directors recommends that you vote “FOR ALL” of the nominees:

1. Election of Directors – Nominees:		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
(01) Joseph A. Jolson	(06) Kenneth M. Karmin
(02) Craig R. Johnson	(07) H. Mark Lunenburg	☐	☐	☐
(03) Carter D. Mack	(08) David M. DiPietro
(04) Mark L. Lehmann	(09) Jonathan M. Orszag
(05) Glenn H. Tongue

The Board of Directors recommends you vote “FOR” the following proposal:	FOR	AGAINST	ABSTAIN
2. A non-binding, advisory vote to approve executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 2 and 3, “FOR ALL” of the nominees listed in Proposal 1.

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person. PLEASE FILL OUT THE PRINTED NAME BOX TO ENSURE YOUR VOTE IS RECORDED PROPERLY.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10K Wrap is/are available at www.proxyvote.com.

PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS OF
JMP GROUP INC.
600 Montgomery Street, Suite 1100
San Francisco, California 94111
This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints Joseph A. Jolson, Raymond S. Jackson and Scott A. Solomon, and each of them individually, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of JMP Group Inc. (the “Company”), which the undersigned is entitled to vote at the 2013 annual meeting of stockholders of the Company, or any adjournment or postponement of the meeting, to be held on June 3, 2013 at 11:00 a.m. Pacific Time, at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, to consider and act upon the matters as designated on the reverse side.

Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors for the nominees listed on the reverse side and for the other proposals listed on the reverse side and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 16, 2013 as the record date for the determination of the stockholders entitled to notice of and to vote at this 2013 annual meeting of stockholders.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE
(continued and to be signed on the reverse side)